Exhibit 107
Calculation of Filing Fee Table

Form S-8
(Form Type)

IsoPlexis Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	1,951,800 (2)	$ 3.53 (4)	$6,889,854.00	$92.70 per $1,000,000	$638.69
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	390,360 (3)	$ 3.00 (5)	$1,171,080.00	$92.70 per $1,000,000	$108.56
Total Offering Amounts					$8,060,934.00		$747.25
Total Fee Offsets							—
Net Fee Due							$747.25

(1)
This Registration Statement on Form S-8 covers shares of common stock, par value $0.001 per share (“Common Stock”), of IsoPlexis Corporation (the “Registrant”) that are (i) authorized for issuance under the IsoPlexis Corporation 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”) and (ii) authorized for issuance under the IsoPlexis Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP”). In the event of any stock dividend, stock split or other similar transaction involving the Common Stock, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents additional shares of Common Stock available for issuance under the 2021 Plan pursuant to the evergreen provisions of such plan.
(3)	Represents additional shares of Common Stock available for issuance under the 2021 ESPP pursuant to the evergreen provisions of such plan.
(4)
Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of $3.53 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market (“Nasdaq”) on April 1, 2022.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act and based on 85% of $3.53 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on Nasdaq on April 1, 2022. Pursuant to the 2021 ESPP, the purchase price of the shares of the Registrant’s Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the shares of the Registrant’s Common Stock on the first date of an offering or the date of purchase.